Exhibit (j)(2)

May 15, 2013

State Street Bank and Trust Company

John Hancock Tower

200 Clarendon St.

Boston, MA 02116

Attn: Robin P. Sarkar

Ladies and Gentlemen:

Reference is made to (a) the Amended and Restated Services Agreement by and between each entity or series thereof listed on Appendix A thereto and State Street Bank and Trust Company (“State Street”) dated as of September 1, 2010 (the “Services Agreement”), and (b) the Master Custodian Agreement between each investment company listed on Appendix A thereto and State Street dated September 1, 2010 (the “Custodian Agreement”) (collectively, the “Agreements”). Pursuant to the Agreements, this letter (the “Letter”) is to provide written notice of the creation of a new entity, namely Eaton Vance Floating-Rate Income Plus Fund (the “New Entity”).

In accordance with the additional funds provision of Section 1 of the Services Agreement and Section 16 of the Custodian Agreement, we request that you confirm that you will render the services described in the Agreements to the New Entity and that Appendix A is deemed to be amended to add the New Entity. In signing below, each of the undersigned hereby confirms, as of the date hereof, their respective representations and warranties set forth in Sections 19 and 24 of the Custodian Agreement and Section A.7 of Appendix B of the Custodian Agreement. The New Entity has been added to the Master Account List of Eaton Vance Registered Funds and Other Products, a copy of which is attached hereto.

Please indicate your acceptance of the foregoing by executing two copies of this Letter, returning one to the undersigned and retaining one copy for your records.

Very truly yours,

Eaton Vance Floating-Rate Income Plus Fund

By:	/s/ Maureen A. Gemma
Name:	Maureen A. Gemma
Title:	Secretary

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers
Name:	Michael F. Rogers
Title:	Executive Vice President

MASTER ACCOUNT LIST OF EATON VANCE REGISTERED FUNDS AND OTHER PRODUCTS

The purpose of this List is to establish a listing of investment companies (and series thereof) registered with the Securities and Exchange Commission, and other products and accounts that are managed, sponsored or owned by Eaton Vance Corp. and its affiliates (“Eaton Vance-sponsored accounts”) to which State Street Bank and Trust Company provides custodial, administrative, transfer agency or other services. References in agreements between State Street and Eaton Vance-sponsored accounts to the categories of funds and accounts listed below shall be to this list, which shall be updated every month end. References to Advisers and Sub-Advisers are as follows:

EVM	Eaton Vance Management or Boston Management and Research (with relevant department)
ACM	Atlanta Capital Management Company, LLC (in all cases serves as a sub-adviser to BMR or EVM)
AGFA	AGF Investments America Inc. (in all cases serves as a sub-adviser to BMR or EVM)
AW	Armored Wolf, LLC (in all cases serves as a sub-adviser to BMR or EVM)
Hexavest	Hexavest Inc. (in all cases serves as a sub-adviser to BMR or EVM)
PPA	Parametric Portfolio Associates LLC (in all cases serves as a sub-adviser to BMR or EVM)
PRA	Parametric Risk Advisors LLC (in all cases serves as a sub-adviser to BMR or EVM and manages the Fund’s option strategy only)
LGM	Lloyd George Management (in all cases serves as a sub-adviser to BMR or EVM)
OrbiMed	OrbiMed Advisors, LLC
RBA	Richard Bernstein Advisors LLC (in all cases serves as a sub-adviser to BMR or EVM)

EATON VANCE FUNDS REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION AND SUBSIDIARIES

EATON VANCE GROWTH TRUST(1)(2)	Adviser/Sub-Adviser	MCH #
Eaton Vance Asian Small Companies Fund	n/a	FJ4X
Eaton Vance Atlanta Capital Focused Growth Fund*	ACM	FJ5F
Eaton Vance Atlanta Capital Select Equity Fund	ACM	FP19
Eaton Vance Atlanta Capital SMID-Cap Fund	n/a	FP6G
Eaton Vance Focused Growth Opportunities Fund	EVM Equity Group	FS8U
Eaton Vance Focused Value Opportunities Fund	EVM Equity Group	FS8V
Eaton Vance Global Natural Resources Fund	AGFA	FPAH
Eaton Vance Greater China Growth Fund*	LGM	FJ5B
Eaton Vance Hexavest Emerging Markets Equity Fund	Hexavest	FP1V
Eaton Vance Hexavest Global Equity Fund	Hexavest	FP1W
Eaton Vance Hexavest International Equity Fund	Hexavest	FP1X
Eaton Vance Hexavest U.S. Equity Fund	Hexavest	FP1Z
Eaton Vance Multi-Cap Growth Fund*	EVM Equity Group	FJ8B
Eaton Vance Richard Bernstein All Asset Strategy Fund	RBA	FJ91
Eaton Vance Richard Bernstein Equity Strategy Fund	RBA	FR3M
Eaton Vance Worldwide Health Sciences Fund	n/a	FJ4G

EATON VANCE INVESTMENT TRUST(1)(2)	Adviser/Sub-Adviser	MCH #
Eaton Vance AMT-Free Limited Maturity Municipal Income Fund	EVM Fixed Income – Municipals Group	FJ1B
Eaton Vance Massachusetts Limited Maturity Municipal Income Fund	EVM Fixed Income – Municipals Group	FJ1F
Eaton Vance National Limited Maturity Municipal Income Fund	EVM Fixed Income – Municipals Group	FJ1H
Eaton Vance New York Limited Maturity Municipal Income Fund	EVM Fixed Income – Municipals Group	FJ1E
Eaton Vance Pennsylvania Limited Maturity Municipal Income Fund	EVM Fixed Income – Municipals Group	FJ1G

EATON VANCE MUNICIPALS TRUST(1)(2)	Adviser/Sub-Adviser	MCH #
Eaton Vance Alabama Municipal Income Fund	EVM Fixed Income – Municipals Group	FJ1V
Eaton Vance Arizona Municipal Income Fund	EVM Fixed Income – Municipals Group	FJ2L
Eaton Vance Arkansas Municipal Income Fund	EVM Fixed Income – Municipals Group	FJ1Y
Eaton Vance California Municipal Income Fund	EVM Fixed Income – Municipals Group	FJ2V
Eaton Vance Connecticut Municipal Income Fund	EVM Fixed Income – Municipals Group	FJ2P
Eaton Vance Georgia Municipal Income Fund	EVM Fixed Income – Municipals Group	FJ1S

*	Eaton Vance Atlanta Capital Focused Growth Fund, Eaton Vance Greater China Growth Fund, and Eaton Vance Multi-Cap Growth Fund eliminated the master-feeder structure (effective July 20, 2012, July 31, 2012 and July 24, 2012, respectively) and no longer invest in the corresponding portfolio.

Revised 4-30-13

EATON VANCE MUNICIPALS TRUST(1)(2) (continued)	Adviser/Sub-Adviser	MCH #
Eaton Vance Kentucky Municipal Income Fund	EVM Fixed Income – Municipals Group	FJ1U
Eaton Vance Maryland Municipal Income Fund	EVM Fixed Income – Municipals Group	FJ1P
Eaton Vance Massachusetts Municipal Income Fund	EVM Fixed Income – Municipals Group	FJ2Z
Eaton Vance Minnesota Municipal Income Fund	EVM Fixed Income – Municipals Group	FJ2M
Eaton Vance Missouri Municipal Income Fund	EVM Fixed Income – Municipals Group	FJ1W
Eaton Vance Municipal Opportunities Fund	EVM Fixed Income – Municipals Group	FJ56
Eaton Vance National Municipal Income Fund	EVM Fixed Income – Municipals Group	FJ2W
Eaton Vance New Jersey Municipal Income Fund	EVM Fixed Income – Municipals Group	FJ2G
Eaton Vance New York Municipal Income Fund	EVM Fixed Income – Municipals Group	FJ2Y
Eaton Vance North Carolina Municipal Income Fund	EVM Fixed Income – Municipals Group	FJ1M
Eaton Vance Ohio Municipal Income Fund	EVM Fixed Income – Municipals Group	FJ3A
Eaton Vance Oregon Municipal Income Fund	EVM Fixed Income – Municipals Group	FJ1R
Eaton Vance Pennsylvania Municipal Income Fund	EVM Fixed Income – Municipals Group	FJ2H
Eaton Vance South Carolina Municipal Income Fund	EVM Fixed Income – Municipals Group	FJ2A
Eaton Vance Tennessee Municipal Income Fund	EVM Fixed Income – Municipals Group	FJ1X
Eaton Vance Virginia Municipal Income Fund	EVM Fixed Income – Municipals Group	FJ1N

EATON VANCE MUNICIPALS TRUST II(1)(2)	Adviser/Sub-Adviser	MCH #
Eaton Vance High Yield Municipal Income Fund	EVM Fixed Income – Municipals Group	FJ2F
Eaton Vance Tax-Advantaged Bond Strategies Intermediate Term Fund	EVM Fixed Income – Tax-Advantaged Bond Strategies Group	FJ52
Eaton Vance Tax-Advantaged Bond Strategies Long Term Fund	EVM Fixed Income – Tax-Advantaged Bond Strategies Group	FJ53
Eaton Vance Tax-Advantaged Bond Strategies Short Term Fund	EVM Fixed Income – Tax-Advantaged Bond Strategies Group	FJ3F

EATON VANCE MUTUAL FUNDS TRUST(1)(2)	Adviser/Sub-Adviser	MCH #
Eaton Vance AMT-Free Municipal Income Fund	EVM Fixed Income – Municipals Group	FJ1L
Eaton Vance Atlanta Capital Horizon Growth Fund (formerly Eaton Vance Tax-Managed Mid-Cap Core Fund)	ACM	FU2Y
Eaton Vance Build America Bond Fund	EVM Fixed Income – Municipals Group	FR4A
Eaton Vance Diversified Currency Income Fund (formerly Eaton Vance International Multi-Market Local Income Fund and Eaton Vance International Income Fund)	EVM Fixed Income – Global/MBS Group	FP8B
Eaton Vance Emerging Markets Local Income Fund	EVM Fixed Income – Global/MBS Group	FR7B
Eaton Vance Floating-Rate Fund	n/a	FS5B
Eaton Vance Floating-Rate Advantage Fund	n/a	FS3B
Eaton Vance Floating-Rate & High Income Fund	n/a	FS4M
Eaton Vance Global Dividend Income Fund*	EVM Equity Group	FJ6B
Eaton Vance Global Macro Absolute Return Fund	EVM Fixed Income – Global/MBS Group	FP5B
Eaton Vance Global Macro Absolute Return Advantage Fund	EVM Fixed Income – Global/MBS Group	FS8B
Eaton Vance Government Obligations Fund	n/a	FR2B
Eaton Vance High Income Opportunities Fund	n/a	FR8B
Eaton Vance Large-Cap Core Research Fund	n/a	FJ4A
Eaton Vance Low Duration Government Income Fund (formerly Eaton Vance Low Duration Fund)	EVM Fixed Income – Global/MBS Group	FR3B
Eaton Vance Multi-Strategy Absolute Return Fund (formerly Eaton Vance Diversified Income Fund)	EVM Fixed Income – Custom Based Solutions Group	FP9D
Eaton Vance Multi-Strategy All Market Fund	EVM Fixed Income – Custom Based Solutions Group	FJ92
Eaton Vance Strategic Income Fund	EVM Fixed Income – Global/MBS Group	FP7A
Eaton Vance Tax-Managed Equity Asset Allocation Fund	EVM Equity Group	FU2R
Eaton Vance Tax-Managed Global Dividend Income Fund	EVM Equity Group	FJ6C
Eaton Vance Tax-Managed Growth Fund 1.1	Exchange Fund Operations Group	FT2D

*	Eaton Vance Global Dividend Income Fund eliminated the master-feeder structure effective August 21, 2012 and no longer invests in Global Dividend Income Portfolio.

Revised 4-30-13	2

EATON VANCE MUTUAL FUNDS TRUST(1)(2) (continued)	Adviser/Sub-Adviser	MCH #
Eaton Vance Tax-Managed Growth Fund 1.2	n/a	FT2E
Eaton Vance Tax-Managed Multi-Cap Growth Fund	n/a	FJ8U
Eaton Vance Tax-Managed Small-Cap Fund	n/a	FU3B
Eaton Vance Tax-Managed Small-Cap Value Fund	EVM Equity Group*	FU3Y
Eaton Vance Tax-Managed Value Fund	n/a	FJ8H
Eaton Vance U.S. Government Money Market Fund	EVM Fixed Income – Investment Grade Group	FU5B
Parametric Commodity Strategy Fund (formerly Eaton Vance Parametric Structured Commodity Strategy Fund)	PPA	FH8Y
Parametric Currency Fund (formerly Eaton Vance Parametric Structured Currency Fund)	PPA	FP72
Parametric Emerging Markets Fund (formerly Eaton Vance Parametric Structured Emerging Markets Fund)	PPA	FA2O
Parametric Global Small-Cap Fund	PPA	FRIS
Parametric International Equity Fund (formerly Eaton Vance Parametric Structured International Equity Fund)	PPA	FJ54
Parametric Market Neutral Fund (formerly Eaton Vance Parametric Structured Absolute Return Fund)	n/a	FP35
Parametric Tax-Managed International Equity Fund (formerly Eaton Vance Tax-Managed International Equity Fund)	n/a	FU2B

EATON VANCE SERIES FUND, INC.(1)(2)	Adviser/Sub-Adviser	MCH #
Eaton Vance Institutional Emerging Markets Local Debt Fund	EVM Fixed Income – Global/MBS Group	FR1R

EATON VANCE SERIES TRUST(1)(2)	Adviser/Sub-Adviser	MCH #
Eaton Vance Tax-Managed Growth Fund 1.0	Exchange Fund Operations Group	FT2B

EATON VANCE SERIES TRUST II(1)(2)	Adviser/Sub-Adviser	MCH #
Eaton Vance Income Fund of Boston	n/a	FR9B
Parametric Tax-Managed Emerging Markets Fund (formerly Eaton Vance Parametric Tax-Managed Emerging Markets Fund)	PPA	FA2N

EATON VANCE SPECIAL INVESTMENT TRUST(1)(2)	Adviser/Sub-Adviser	MCH #
Eaton Vance Balanced Fund	n/a	FP4Z
Eaton Vance Bond Fund	EVM Fixed Income – Investment Grade Group	FQ9B
Eaton Vance Commodity Strategy Fund	AW	FS7Y
Eaton Vance Dividend Builder Fund	n/a	FJ7B
Eaton Vance Greater India Fund	n/a	FJ5P
Eaton Vance Investment Grade Income Fund	n/a	FP2B
Eaton Vance Large-Cap Growth Fund	n/a	FP4B
Eaton Vance Large-Cap Value Fund	n/a	FJ7H
Eaton Vance Real Estate Fund	EVM Equity Group	FJ3V
Eaton Vance Risk-Managed Equity Option Fund (formerly Eaton Vance Risk-Managed Equity Option Income Fund)	EVM Equity Group & PRA	FJ4K
Eaton Vance Short Term Real Return Fund	EVM Fixed Income – Investment Grade Group	FJ55
Eaton Vance Small-Cap Fund*	EVM Equity Group	FP5G
Eaton Vance Small-Cap Value Fund	EVM Equity Group	FJ3W
Eaton Vance Special Equities Fund*	EVM Equity Group	FJ5U
Parametric Absolute Return Fund (formerly Eaton Vance Parametric Option Absolute Return Strategy Fund)	EVM Fixed Income – Investment Grade Group & PRA	FR9C

EATON VANCE VARIABLE TRUST(1)(2)	Adviser/Sub-Adviser	MCH #
Eaton Vance VT Floating-Rate Income Fund	EVM Fixed Income – Bank Loan Group	FJ3N
Eaton Vance VT Large-Cap Value Fund	EVM Equity Group	FJ3X

CLOSED END FUNDS(1)(2)	Adviser/Sub-Adviser	MCH #
Eaton Vance California Municipal Bond Fund	EVM Fixed Income – Municipals Group	FH1N
Eaton Vance California Municipal Bond Fund II	EVM Fixed Income – Municipals Group	FH1W
Eaton Vance California Municipal Income Trust	EVM Fixed Income – Municipals Group	FH1B
Eaton Vance Diversified Emerging Markets Local Income Fund, Inc. (filed with the SEC but not effective)	EVM Fixed Income – Global/MBS Group	FS9L
Eaton Vance Enhanced Equity Income Fund	EVM Equity Group	FH9K

*	Effective May 1, 2012, Eaton Vance Small-Cap Fund and Eaton Vance Special Equities Fund eliminated the master-feeder structure and no longer invest in the corresponding Portfolio.

Revised 4-30-13	3

CLOSED END FUNDS(1)(2) (continued)	Adviser/Sub-Adviser	MCH #
Eaton Vance Enhanced Equity Income Fund II	EVM Equity Group	FH9C
Eaton Vance Floating-Rate Income Plus Fund (filed with the SEC but not effective)	EVM Fixed Income – Investment Grade Group and Bank Loan Group
Eaton Vance Floating-Rate Income Trust	EVM Fixed Income – Bank Loan Group	FH4A
Eaton Vance Limited Duration Income Fund	EVM Fixed Income – Bank Loan Group (bank loans) EVM Fixed Income – Global/MBS Group (MBS) EVM Fixed Income – High Yield Group (high yield bonds)	FH8C
Eaton Vance Massachusetts Municipal Bond Fund	EVM Fixed Income – Municipals Group	FH1S
Eaton Vance Massachusetts Municipal Income Trust	EVM Fixed Income – Municipals Group	FH1E
Eaton Vance Michigan Municipal Bond Fund	EVM Fixed Income – Municipals Group	FH1Y
Eaton Vance Michigan Municipal Income Trust	EVM Fixed Income – Municipals Group	FH1F
Eaton Vance Multi-Sector Income Trust (filed with SEC but not effective)	EVM Fixed Income – Investment Grade Group
Eaton Vance Municipal Bond Fund	EVM Fixed Income – Municipals Group	FH1R
Eaton Vance Municipal Bond Fund II	EVM Fixed Income – Municipals Group	FH1U
Eaton Vance Municipal Income Term Trust	EVM Fixed Income – Municipals Group	FH1Q
Eaton Vance Municipal Income Trust	EVM Fixed Income – Municipals Group	FH1G
Eaton Vance National Municipal Opportunities Trust	EVM Fixed Income – Municipals Group	FH2F
Eaton Vance New Jersey Municipal Bond Fund	EVM Fixed Income – Municipals Group	FH1Z
Eaton Vance New Jersey Municipal Income Trust	EVM Fixed Income – Municipals Group	FH1H
Eaton Vance New York Municipal Bond Fund	EVM Fixed Income – Municipals Group	FH1P
Eaton Vance New York Municipal Bond Fund II	EVM Fixed Income – Municipals Group	FH1V
Eaton Vance New York Municipal Income Trust	EVM Fixed Income – Municipals Group	FH1J
Eaton Vance Ohio Municipal Bond Fund	EVM Fixed Income – Municipals Group	FH2A
Eaton Vance Ohio Municipal Income Trust	EVM Fixed Income – Municipals Group	FH1L
Eaton Vance Pennsylvania Municipal Bond Fund	EVM Fixed Income – Municipals Group	FH2B
Eaton Vance Pennsylvania Municipal Income Trust	EVM Fixed Income – Municipals Group	FH1M
Eaton Vance Preferred Dividend Income Trust (filed with the SEC but not effective)	EVM Fixed Income – Investment Grade Group
Eaton Vance Risk-Managed Diversified Equity Income Fund	EVM Equity Group	FH1K
Eaton Vance Risk-Managed Equity Income Opportunities Fund (not currently offered)	TBD	n/a
Eaton Vance Senior Floating-Rate Trust	EVM Fixed Income – Bank Loan Group	FH5A
Eaton Vance Senior Income Trust	EVM Fixed Income – Bank Loan Group	FH4B
Eaton Vance Short Duration Diversified Income Fund	EVM Fixed Income – Bank Loan Group (bank loans) EVM Fixed Income – Global/MBS Group (foreign investments) EVM Fixed Income – High Yield Group (high yield bonds)	FH7K
Eaton Vance Tax-Advantaged Bond and Option Strategies Fund	EVM Fixed Income – Tax-Advantaged Bond Strategies Group & PRA	FH8K
Eaton Vance Tax-Advantaged Dividend Income Fund	EVM Equity Group	FH5C
Eaton Vance Tax-Advantaged Global Dividend Income Fund	EVM Equity Group	FH6C
Eaton Vance Tax-Advantaged Global Dividend Opportunities Fund	EVM Equity Group	FH5K
Eaton Vance Tax-Managed Buy-Write Income Fund	EVM Equity Group & PPA	FH3C
Eaton Vance Tax-Managed Buy-Write Opportunities Fund	EVM Equity Group & PPA	FH2K
Eaton Vance Tax-Managed Diversified Equity Income Fund	EVM Equity Group	FH6K
Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund	EVM Equity Group & PPA	FH3K
Eaton Vance Tax-Managed Global Diversified Equity Income Fund	EVM Equity Group	FH7C
eUNITsTM 2 Year International Equity Market Participation Trust: Upside to Cap / Buffered Downside (not currently offered)	EVM Fixed Income – Investment Grade Group & PRA	n/a
eUnitsTM 2 Year U.S. Market Participation Trust: Upside to Cap / Buffered Downside	EVM Fixed Income – Investment Grade Group & PRA	FY2A
eUnitsTM 2 Year U.S. Market Participation Trust II: Upside to Cap / Buffered Downside	EVM Fixed Income – Investment Grade Group & PRA	FY2D
eUnitsTM 2 Year U.S. Market Participation Trust III: Upside to Cap / Buffered Downside (not currently offered, either waiting SEC review or filing with the SEC)	EVM Fixed Income – Investment Grade Group & PRA

Revised 4-30-13	4

eUnitsTM 2 Year U.S. Market Participation Trust IV: Upside to Cap / Buffered Downside (not currently offered, either waiting SEC review or filing with the SEC)	EVM Fixed Income – Investment Grade Group & PRA
eUnitsTM 2 Year U.S. Market Participation Trust V: Upside to Cap / Buffered Downside (not currently offered, either waiting SEC review or filing with the SEC)	EVM Fixed Income – Investment Grade Group & PRA
eUnitsTM 2 Year U.S. Market Participation Trust VI: Upside to Cap / Buffered Downside (not currently offered, either waiting SEC review or filing with the SEC)	EVM Fixed Income – Investment Grade Group & PRA

PORTFOLIOS(1)(2)	Adviser/Sub-Adviser	MCH #
Asian Small Companies Portfolio	LGM	FJ4V
Bond Portfolio	EVM Fixed Income – Investment Grade Group	FQ9A
Boston Income Portfolio	EVM Fixed Income – High Yield Group	FR9A
CMBS Portfolio	EVM Fixed Income – Investment Grade Group	FR5A
Dividend Builder Portfolio	EVM Equity Group	FJ7A
Emerging Markets Local Income Portfolio	EVM Fixed Income – Global/MBS Group	FR7A
Floating Rate Portfolio	EVM Fixed Income – Bank Loan Group	FS5A
Focused Growth Portfolio (termination date of 7/20/2012, pending deregistration with the SEC)	ACM	FJ5E
Global Dividend Income Portfolio (pending deregistration with the SEC)	EVM Equity Group	FJ6A
Global Macro Absolute Return Advantage Portfolio	EVM Fixed Income – Global/MBS Group	FS8A
Global Macro Portfolio	EVM Fixed Income – Global/MBS Group	FP5A
Global Opportunities Portfolio	EVM Fixed Income – Global/MBS Group	FV2A
Government Obligations Portfolio	EVM Fixed Income – Global/MBS Group	FR2A
Greater China Growth Portfolio (termination date of 7/31/2012, pending deregistration with the SEC)	LGM	FJ5A
Greater India Portfolio	LGM	FJ5N
High Income Opportunities Portfolio	EVM Fixed Income – High Yield Group	FR8A
Inflation-Linked Securities Portfolio	EVM Fixed Income – Investment Grade Group	FJ62
International Equity Portfolio (pending deregistration with the SEC)	EVM Equity Group	FP3D
International Income Portfolio	EVM Fixed Income – Global/MBS Group	FP8A
Investment Grade Income Portfolio	EVM Fixed Income – Investment Grade Group	FP2A
Large-Cap Core Research Portfolio	EVM Equity Group	FP4V
Large-Cap Growth Portfolio	EVM Equity Group	FP4A
Large-Cap Value Portfolio	EVM Equity Group	FJ7G
MSAM Completion Portfolio	EVM Fixed Income – Custom Based Solutions Group & PRA	FP4C
MSAR Completion Portfolio (formerly Multi-Sector Option Strategy Portfolio)	EVM Fixed Income – Custom Based Solutions Group & PRA	FP9C
Multi-Cap Growth Portfolio (termination date of 7/24/2012, pending deregistration with SEC)	EVM Equity Group	FJ8A
Parametric Market Neutral Portfolio (formerly Parametric Structured Absolute Return Portfolio)	PPA	FP3C
Senior Debt Portfolio	EVM Fixed Income – Bank Loan Group	FS3A
Short Duration High Income Portfolio	EVM Fixed Income – High Yield Group	FR6A
Short-Term U.S. Government Portfolio	EVM Fixed Income – Global/MBS Group	FR3A
SMID-Cap Portfolio	ACM	FP6F
Tax-Managed Growth Portfolio	EVM Equity Group	FT9A
Tax-Managed International Equity Portfolio	PPA	FU2A
Tax-Managed Multi-Cap Growth Portfolio	EVM Equity Group	FJ8S
Tax-Managed Small-Cap Portfolio	EVM Equity Group	FU3A
Tax-Managed Small-Cap Value Portfolio	EVM Equity Group	FU3Z
Tax-Managed Value Portfolio	EVM Equity Group	FJ8G
Worldwide Health Sciences Portfolio	OrbiMed	FJ4F

Revised 4-30-13	5

CAYMAN SUBSIDIARIES OF SEC REGISTERED FUNDS(2)	Adviser/Sub-Adviser	MCH #
Eaton Vance AM Commodity Subsidiary, Ltd. (subsidiary of Eaton Vance Multi-Strategy All Market Fund)	EVM Fixed Income – Custom Based Solutions Group	FU4M
Eaton Vance CSF Commodity Subsidiary, Ltd. (subsidiary of Eaton Vance Commodity Strategy Fund)	AW	FS7Z
Eaton Vance DIF Commodity Subsidiary, Ltd. (subsidiary of Eaton Vance Multi-Strategy Absolute Return Fund, formerly known as Eaton Vance Diversified Currency Income Fund)	EVM Fixed Income – Custom Based Solutions Group	FU4B
Eaton Vance EMLIP Commodity Subsidiary, Ltd. (subsidiary of Emerging Markets Local Income Portfolio)	EVM Fixed Income – Global/MBS Group	FU4F
Eaton Vance EVG Commodity Subsidiary, Ltd. (subsidiary of Eaton Vance Short Duration Diversified Income Fund)	EVM Fixed Income – Bank Loan Group	FU4A
Eaton Vance GMAP Commodity Subsidiary, Ltd. (subsidiary of Global Macro Absolute Return Advantage Portfolio)	EVM Fixed Income – Global/MBS Group	FU4L
Eaton Vance GMP Commodity Subsidiary, Ltd. (subsidiary of Global Macro Portfolio)	EVM Fixed Income – Global/MBS Group	FU4E
Eaton Vance GOP Commodity Subsidiary, Ltd. (subsidiary of Global Opportunities Portfolio)	EVM Fixed Income – Global/MBS Group	FU4J
Eaton Vance IIP Commodity Subsidiary, Ltd. (subsidiary of International Income Portfolio)	EVM Fixed Income – Global/MBS Group	FU4G
Eaton Vance MSAR Commodity Subsidiary, Ltd. (subsidiary of MSAR Completion Portfolio)	EVM Fixed Income – Custom Based Solutions Group & PRA	FW6A
Eaton Vance RBA Commodity Subsidiary, Ltd. (subsidiary of Eaton Vance Richard Bernstein All Asset Strategy Fund)	RBA	FW6B
Eaton Vance SIF Commodity Subsidiary, Ltd. (subsidiary of Eaton Vance Strategic Income Fund)	EVM Fixed Income – Global/MBS Group	FU4D
PSAR Commodity Subsidiary, Ltd. (subsidiary of Parametric Market Neutral Portfolio) ( formerly Parametric Structured Absolute Return Portfolio))	PPA	FP43
PSC Commodity Subsidiary, Ltd. (subsidiary of Parametric Commodity Strategy Fund) (formerly Eaton Vance Parametric Structured Commodity Strategy Fund)	PPA	FH8Z

EATON VANCE UNREGISTERED FUNDS

OFFSHORE FUNDS(2)	Adviser/Sub-Adviser	MCH #
Eaton Vance (Australia) Hexavest All-Country Global Equity Fund	EVM/Hexavest
Eaton Vance International (Cayman Islands) Emerging Markets Local Income Fund	EVM Fixed Income – Global/MBS Group and Cayman Fund Administration Group	FR7Q
Eaton Vance International (Cayman Islands) Funds Ltd. (formerly Eaton Vance Medallion Funds Ltd.)	Cayman Fund Administration Group	Not an MCH Fund but rather the legal entity to which other CI Funds rollup
Eaton Vance International (Cayman Islands) Floating-Rate Income Fund (formerly Eaton Vance Medallion Floating-Rate Income Fund)	Cayman Fund Administration Group	FS4B
Eaton Vance International (Cayman Islands) Floating-Rate Income Portfolio (formerly Eaton Vance Floating-Rate Income Portfolio)	EVM Fixed Income – Bank Loan Group and Cayman Fund Administration Group	FS4A
Eaton Vance International (Cayman Islands) Strategic Income Fund (formerly Eaton Vance Medallion Strategic Income Fund)	EVM Fixed Income – Global/MBS Group and Cayman Fund Administration Group	FP6A

PRIVATE VEHICLES	Adviser/Sub-Adviser	MCH #
Eaton Vance Cash Collateral Fund, LLC(1)(2)	EVM Fixed Income – Investment Grade Group	FS2A

Eaton Vance Cash Reserves Fund LLC(1)(2)	EVM Fixed Income – Investment Grade Group	FA6A

Eaton Vance Institutional Senior Loan Fund	EVM Fixed Income – Bank Loan Group and Cayman Fund Administration Group	FJ3L

Eaton Vance Institutional Senior Loan Series Trusts	EVM Fixed Income – Bank Loan Group and Cayman Fund Administration Group	FJ3L, FJ3D, FJ3G, FJ3R, FJ3S, FS8W

Eaton Vance Tax-Managed Multi-Cap Portfolio LLC	EVM Equity Group	FT6A

Revised 4-30-13	6

U.S. CHARITABLE GIFT TRUST	Adviser/Sub-Adviser	MCH #
Charitable Deferred Retirement Fund – 10 Year Investment Grade	n/a	FW5J
Charitable Deferred Retirement Fund – 12 Year High Yield	n/a	FW5M
Charitable Deferred Retirement Fund – 12 Year Investment Grade	n/a	FW5L
Charitable Deferred Retirement Fund – 20 Year High Yield	n/a	FW5N
Donor Advised Fund – Cash Management Fund	n/a	FS7D
Donor Advised Fund – Gift Preservation Fund	n/a	FS6A
Donor Advised Fund – Growth & Income Fund	n/a	FS6D
Donor Advised Fund – Growth Fund	n/a	FS6B
Donor Advised Fund – Income Fund	n/a	FS6E
Donor Advised Traditional Gift Preservation II	n/a	Class on FS6A
Donor Advised Traditional Income II	n/a	Class on FS6E
Donor Advised Traditional Growth II	n/a	Class on FS6B
Donor Advised Traditional Growth & Income II	n/a	Class on FS6D
Low-Load Donor Advised Growth II	n/a	n/a - No record of this fund/class
Low-Load Donor Advised Income II	n/a	n/a - No record of this fund/class
Low-Load Donor Advised Growth & Income II	n/a	n/a - No record of this fund/class
Pooled Income Fund – Growth & Income Fund	n/a	FW5H, FW5G, FS7B
Pooled Income Fund – High Yield Fund	n/a	FW5F, FW5E, FS7A, FW5D
Pooled Income Fund – Income Fund	n/a	FW5B, FW5A, FS6Z

EXCHANGE FUNDS	Adviser/Sub-Adviser	MCH #
Clearfork Capital Fund LLC	EVM Equity Group, Exchange Fund Operations Group and EVM Real Estate Investment Group	FT6B
Clearfork Investment Corporation	EVM Real Estate Investment Group and Exchange Fund Operations Group	n/a
Clearfork Realty Corporation Bel Ridge Holdings, LLC Bel Colonnade LLC Bel Valley Ranch Holdings LLC Bel Thornton II LLC	EVM Real Estate Investment Group and Exchange Fund Operations Group	FT7B
Clearwood Capital Fund LLC	EVM Equity Group, Exchange Fund Operations Group and EVM Real Estate Investment Group	FT6D
Clearwood Realty Corporation Bel Hickory Grove Holdings, LLC	EVM Real Estate Investment Group and Exchange Fund Operations Group	FT7D
Bel Austin I, LLC	EVM Real Estate Investment Group and Exchange Fund Operations Group	FT4X
Bel Austin II, LLC	EVM Real Estate Investment Group and Exchange Fund Operations Group	FT4V
Bel Biscayne, LLC	EVM Real Estate Investment Group and Exchange Fund Operations Group	Not an MCH Fund—Wholly owned property
Bel Biscayne Management, LLC	EVM Real Estate Investment Group and Exchange Fund Operations Group	Not an MCH Fund—Wholly owned property

Bel Communities Property Trust, LLC

Bel Camelback Holdings, LLC

Bel Portland Holdings, LLC

Bel Renton Holdings, LLC

Bel Minneapolis Holdings, LLC

Bel Percy Warner Holdings, LLC

Bel Lauderhill Holdings, Inc.

Bel Indian School Holdings, LLC

Bel Pineville Holdings, LLC

Bel Tulsa Holdings, LLC

	EVM Real Estate Investment Group and Exchange Fund Operations Group	FT7M

Revised 4-30-13	7

EXCHANGE FUNDS (continued)	Adviser/Sub-Adviser	MCH #
Bel Endymion, LLC	EVM Real Estate Investment Group and Exchange Fund Operations Group	Not an MCH Fund—Wholly owned property
Bel Gardena, LLC	EVM Real Estate Investment Group and Exchange Fund Operations Group	Not an MCH Fund—Wholly owned property
Bel Guadalupe II, LLC	EVM Real Estate Investment Group and Exchange Fund Operations Group	FT6P
Bel Guadalupe I, LLC	EVM Real Estate Investment Group and Exchange Fund Operations Group	FT6N
Bel Marquette I, LLC	EVM Real Estate Investment Group and Exchange Fund Operations Group	FT5D
Bel Marquette II, LLC	EVM Real Estate Investment Group and Exchange Fund Operations Group	FT5E
Bel Marquette III, LLC	EVM Real Estate Investment Group and Exchange Fund Operations Group	FT5F
Bel Multifamily Property Trust, LLC Bel Jacksonville Holdings Limited Partnership Bel Jacksonville GP LLC Bel Puget Holdings, LLC Bel Snohomish Holdings, LLC	EVM Real Estate Investment Group and Exchange Fund Operations Group	FT7G
Bel Santa Ana Management, LLC	EVM Real Estate Investment Group and Exchange Fund Operations Group	FT5J
Bel Santa Ana, LLC	EVM Real Estate Investment Group and Exchange Fund Operations Group	FT5H
Bel SML I, LLC	EVM Real Estate Investment Group and Exchange Fund Operations Group	FT5P
Bel SML II, LLC	EVM Real Estate Investment Group and Exchange Fund Operations Group	FT5R
Bel SML III, LLC	EVM Real Estate Investment Group and Exchange Fund Operations Group	FT5S
Bel Stamford I, LLC	EVM Real Estate Investment Group and Exchange Fund Operations Group	FT5X
Bel Stamford II, LLC	EVM Real Estate Investment Group and Exchange Fund Operations Group	FT5U
Bel Stamford III, LLC	EVM Real Estate Investment Group and Exchange Fund Operations Group	FT5V
Bel Stamford IV, LLC	EVM Real Estate Investment Group and Exchange Fund Operations Group	FT5W
Bel Stamford V, LLC	EVM Real Estate Investment Group and Exchange Fund Operations Group	FT5Y
Bel Stamford VI, LLC	EVM Real Estate Investment Group and Exchange Fund Operations Group	FT5Z
Bel Stamford VII, LLC	EVM Real Estate Investment Group and Exchange Fund Operations Group	FT6J
Bel Stamford VIII, LLC	EVM Real Estate Investment Group and Exchange Fund Operations Group	FT6L
Belair Capital Fund LLC	EVM Equity Group, Exchange Fund Operations Group and EVM Real Estate Investment Group	FT3D

8

EXCHANGE FUNDS (continued)	Adviser/Sub-Adviser	MCH #

Belair Real Estate Corporation LLC
Elkhorn Property Trust
Elkhorn Fund GP LLC Elkhorn GP LLC
BRC Elkhorn Fund LP
Elkhorn OH LLC Elkhorn OH 2 LLC
Keystone CBC, LLC
Keystone CBC I, LP Keystone CBC, LP
Prologis Six Rivers Limited Partnership (as to the Elkhorn Business)
Henderson Drive, LLC
Keystone NJP II LLC
Keystone Capital, LLC Keystone Capital I, LP
Keystone Capital, LP

	EVM Real Estate Investment Group and Exchange Fund Operations Group	FT4D

Belbrook Capital Fund LLC	EVM Equity Group, Exchange Fund Operations Group and EVM Real Estate Investment Group	FT3N

Belbrook Realty Corporation
Quantico Real Estate LLC
Quantico Buildings, LLC
Westfields 4803 Stonecroft, LLC
Westfields 4805 Stonecroft, LLC
Westfields Liberty I, LLC
Westfields Liberty II, LLC
Westfields Liberty III, LLC

	EVM Real Estate Investment Group and Exchange Fund Operations Group	FT4N

Belcrest Capital Fund LLC	EVM Equity Group, Exchange Fund Operations Group and EVM Real Estate Investment Group	FT3E

Belcrest Realty Corporation Lafayette Real Estate LLC Lafayette Buildings, LLC	EVM Real Estate Investment Group and Exchange Fund Operations Group	FT4E

Beldore Capital Fund LLC	EVM Equity Group, Exchange Fund Operations Group and EVM Real Estate Investment Group	FT3P

Beldore Investment Corporation	EVM Real Estate Investment Group and Exchange Fund Operations Group	n/a

Beldore Realty Corporation Bel Cascadia Holdings, LLC Bel Lawrence Holdings, LLC Bel Thornton I LLC Bel Escalante LLC	EVM Real Estate Investment Group and Exchange Fund Operations Group	FT4P

Belmar Capital Fund LLC	EVM Equity Group, Exchange Fund Operations Group and EVM Real Estate Investment Group	FT3F

Belmar Investment Corporation	EVM Real Estate Investment Group and Exchange Fund Operations Group	FT4Z

Belmar Realty Corporation Bel Calibre Holdings, LLC	EVM Real Estate Investment Group and Exchange Fund Operations Group	FT4F

Belport Capital Fund LLC	EVM Equity Group, Exchange Fund Operations Group and EVM Real Estate Investment Group	FT3G

Belport Realty Corporation	EVM Real Estate Investment Group and Exchange Fund Operations Group	FT4G

Belrose Capital Fund LLC	EVM Equity Group, Exchange Fund Operations Group and EVM Real Estate Investment Group	FT3H

Belrose Realty Corporation	EVM Real Estate Investment Group and Exchange Fund Operations Group	FT4H

Belrose Property Holdings LLC Bel Dallas Park Cities Holdings LLC Bel Dunwoody Holdings LLC Bel Shoreline LLC	EVM Real Estate Investment Group and Exchange Fund Operations Group	FT7H

Belshire Capital Fund LLC	EVM Equity Group, Exchange Fund Operations Group and EVM Real Estate Investment Group	FT3J

Belshire Realty Corporation	EVM Real Estate Investment Group and Exchange Fund Operations Group	FT4J

Belterra Capital Fund LLC	EVM Equity Group, Exchange Fund Operations Group and EVM Real Estate Investment Group	FT3L

Revised 4-30-13	9

EXCHANGE FUNDS (continued)	Adviser/Sub-Adviser	MCH #
Belterra Property Holdings, LLC Bel Howell Mill Holdings, LLC Bel Arrowhead Holdings, LLC Bel Pembroke Holdings, LLC	EVM Real Estate Investment Group and Exchange Fund Operations Group	FT7L

Belterra Realty Corporation	EVM Real Estate Investment Group and Exchange Fund Operations Group	FT4L

Belvedere Capital Fund Company LLC	EVM Equity Group, Exchange Fund Operations Group and EVM Real Estate Investment Group	FT3A

Belvedere Equity Fund LLC	EVM Equity Group, Exchange Fund Operations Group and EVM Real Estate Investment Group	FT3B

Belvedere Equity Real Estate Corporation	EVM Real Estate Investment Group and Exchange Fund Operations Group	FT4B

Belwater Capital Fund LLC	EVM Equity Group, Exchange Fund Operations Group and EVM Real Estate Investment Group	FT3M

Belwater Realty Corporation Bel Communities LLC	EVM Real Estate Investment Group and Exchange Fund Operations Group	FT4M

Casco Property Trust LLC Bel Harbor Holdings LLC Bel Albert Holdings LLC Bel Westchase Holdings LLC Bel Decatur Holdings LLC	EVM Real Estate Investment Group and Exchange Fund Operations Group	FT7J

Monadnock Property Trust, LLC Bel Emanuel Holdings, LLC Bel Riverside Holdings, LLC	EVM Real Estate Investment Group and Exchange Fund Operations Group	FT8G

Eaton Vance Real Estate Management	EVM Real Estate Investment Group and Exchange Fund Operations Group	Do not recognize this fund

EATON VANCE CORPORATE AND SEPARATE ACCOUNTS

	Adviser/Sub-Adviser (as applicable)	MCH #
Eaton Vance Acquisitions Custody Account	Authorized EVA Officers	n/a
Eaton Vance Corporate Custody Account	EVM Fixed Income – Investment Grade Group	n/a
Eaton Vance Corporate Stock Buyback Account	Authorized EVC Officers	n/a
Eaton Vance Distributors – CP	Authorized EVD Officers	n/a
Eaton Vance Distributors – EVD	Authorized EVD Officers	n/a
Eaton Vance Distributors Custody Account	EVM Fixed Income – Investment Grade Group	n/a
Eaton Vance Error Account	Authorized EVM Officers	n/a
Eaton Vance High Quality Opportunistic Account	EVM and Atlanta Capital Management Company, LLC	n/a
Eaton Vance Large Cap Focused Growth Account	EVM Equity Group	n/a
Eaton Vance Large Cap Focused Value Account	EVM Equity Group	n/a
Eaton Vance Management – EVM	Authorized EVM Officers	n/a
Eaton Vance Management Custody Account	EVM Fixed Income – Investment Grade Group	n/a

(1)	Party to the Master Custodian Agreement dated September 1, 2010 between Eaton Vance Funds and State Street Bank and Trust Company.
(2)	Party to the Amended and Restated Services Agreement dated September 1, 2010 between the entities named therein and State Street Bank and Trust Company.

Revised 4-30-13	10

AMENDMENT NUMBER 1 TO AMENDED AND RESTATED SERVICES AGREEMENT

This Amendment Number 1 to the Amended and Restated Services Agreement (the “Amendment”) is made as of May 16, 2012 by and among each entity or series listed on Appendix A (as amended from time to time) attached to the Agreement (as defined below) (each a “Fund” and, collectively, the “Funds”), and State Street Bank and Trust Company, a Massachusetts trust company (the “Bank”).

WHEREAS, the Funds and the Bank entered into an Amended and Restated Services Agreement dated as of September 1, 2010 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”); and

WHEREAS, the Bank and the Funds desire to amend the Agreement as more particularly set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Amendments.

i)	The fourth Recital at the beginning of the Agreement is hereby deleted in its entirety and replaced with the following three (3) Recitals:

WHEREAS, certain of the Funds are registered investment companies under the Investment Company Act of 1940, as amended (the “1940 Act”) (each a “1940 Act Fund” and, collectively, the “1940 Act Funds”);

WHEREAS, certain of the Funds are Cayman Island funds, each of which is a wholly-owned subsidiary of a 1940 Act Fund (each a “Cayman Fund” and, collectively, the “Cayman Funds”); and

WHEREAS, each Fund desires to retain the Bank to render certain services to such Fund as more particularly set forth herein, and the Bank is willing to render such services described herein pursuant to this Agreement.

ii)	Section 2 of the Agreement is hereby amended by deleting subsections (d) and (e) in their entirety and replacing it with the following new subsections (d), (e) and (f):

(d) Its most recent prospectus and statement of additional information (“Prospectus”);

(e) as to each Cayman Fund, its Certificate of Incorporation and Memorandum and Articles of Association (collectively, the “Constitutive Documents”) as may be supplemented and amended from time to time; and

(f) Such other certificates, documents or opinions as may mutually be deemed necessary or appropriate for the Bank in the proper performance of its duties hereunder.

iii)	The Agreement is hereby amended by inserting the following new Section 2A immediately after Section 2 contained therein:

2A. Representations and Warranties of the Cayman Funds.

Each Cayman Fund represents and warrants to the Bank that:

(a) It is an exempted limited liability company, duly organized and existing and in good standing under the laws of the Cayman Islands;

(b) It has the requisite corporate power and authority under applicable laws and by its Constitutive Documents to enter into and perform this Agreement;

(c) All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

(d) No legal or administrative proceedings have been instituted or threatened which would impair such Cayman Fund’s ability to perform its duties and obligations under this Agreement; and

(e) Its entrance into this Agreement will not cause a material breach or be in conflict with any other agreement or obligation of such Cayman Fund or any law or regulation applicable to it.

iv)	The first sentence of Section 3 of the Agreement is hereby deleted in its entirety and replaced with the following:

Subject to the supervision and direction of each Fund, the Bank will perform the services described in (i) Appendix B with regard to each 1940 Act Fund and (ii) Appendix C with regard to each Cayman Fund.

v)	Section 3 of the Agreement is hereby further amended by deleting the first sentence of the second paragraph of such section in its entirety and replacing it with the following new sentence:

In performing the services under this Agreement, the Bank shall act in conformity with the applicable Charter, By-Laws, Constitutive Documents and applicable law, as the same may be amended from time to time.

vi)	Section 3 of the Agreement is hereby further amended by inserting the following new paragraph immediately after the second paragraph contained in such Section 3:

The Bank shall create and maintain all records relating to the services provided hereunder to a Cayman Fund in a manner which shall meet the obligations of such Cayman Fund under its Constitutive Documents and applicable law. All such records shall be the property of such Cayman Fund and shall at all times during the regular business hours of the Bank be open for inspection by duly authorized officers, employees or agents of such Cayman Fund and employees and agents of the regulatory agencies having jurisdiction over such Cayman Fund. The Bank shall preserve the records required to be maintained hereunder for the period required by law unless such records are earlier surrendered in connection with the termination of this Agreement or otherwise upon written request.

vii)	Section 4 of the Agreement is hereby amended by inserting the following new sentence immediately after the first paragraph contained in such Section 4:

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It is hereby agreed that each Cayman Fund is responsible for complying with all laws, rules and regulations applicable to it in the Cayman Islands and elsewhere and that any filings required to be made with respect to the Cayman Funds with regulatory authorities in the Cayman Islands or any other jurisdiction are solely the responsibility of the Cayman Funds.

viii)	The Agreement is hereby amended by inserting the following new Section 13 immediately after Section 12 contained therein:

13. Banking Accounts of Cayman Funds.

The Bank may open and maintain a separate bank account or accounts in the name of a Cayman Fund, subject only to draft or order by the Bank acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of such Cayman Fund. Monies held by the Bank for such Cayman Fund may be deposited by it to its credit as Bank in the banking department of the Bank or its affiliates or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by such Cayman Fund. Such funds shall be deposited by the Bank in its capacity as Bank and shall be withdrawable by the Bank only in that capacity.

ix)	The Agreement is hereby further amended by annexing Appendix C attached hereto to the Agreement.

2.	Miscellaneous.

(a)	Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect.

(b)	Appendix A annexed hereto shall replace in its entirety any prior Appendix A.

(c)	The parties hereto acknowledge and agree that Exhibit I to that certain Instrument of Accession to Services Agreement dated as of March 23, 2010 by and among each entity listed on Appendix A thereto and the Bank is hereby superseded in its entirety by this Amendment.

(d)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of page intentionally left blank.]

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the date first written above.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers
Name:	Michael F. Rogers
Title:	Executive Vice President

EACH FUND LISTED ON APPENDIX A

By:	/s/ Maureen A. Gemma
Name:	Maureen A. Gemma
Title:	Secretary Director – Cayman Funds

4

APPENDIX A

Maintained in conjunction with that certain

Master Custodian Agreement

Dated as of September 1, 2010

Between

Eaton Vance Funds

And

State Street Bank and Trust Company

(as amended, restated, supplemented or modified from time to time)

[See attached.]

5

APPENDIX C

State Street Bank and Trust

Summary of Services

Eaton Vance – Cayman Funds

1. ACCOUNTING SERVICES.

(a) The Bank shall maintain the books of account of each Cayman Fund and shall perform accounting duties in the manner prescribed by the Constitutive Documents and further in accordance with such written procedures, if any, as may be adopted by the Board of Directors from time to time:

(i)	Record general ledger entries;

(ii)	Calculate daily net income;

(iii)	Reconcile activity to the trial balance;

(iv)	Calculate and publish daily net asset value;

(v)	Prepare account balances; and

(vi)	Assist in the preparation of semi-annual and annual financial statements.

(b) Each Cayman Fund shall provide timely prior notice to the Bank of any modification in the manner in which such calculations are to be performed. For purposes of calculating the net asset value of a Cayman Fund, the Bank shall value such Cayman Fund’s portfolio securities utilizing prices obtained from sources designated by such Cayman Fund on a Price Source Authorization mutually agreed upon in writing by such Cayman Fund and the Bank, as the same may be amended by a Cayman Fund and the Bank from time to time, or otherwise designated by means of Proper Instructions (collectively, the “Authorized Price Sources”). The Bank shall not be responsible for any revisions to the methods of calculation prescribed by the Constitutive Documents or adopted by the Board of Directors unless and until such revisions are communicated in writing to the Bank.

(c) Notwithstanding anything herein to the contrary, other than making information available to a Cayman Fund’s or the Shareholders’ (as defined below) accountants (which costs shall be borne by such Cayman Fund or the Shareholders, as applicable), the Bank is not responsible for preparing or filing any tax reports or returns on behalf of the Shareholders or such Cayman Fund. In addition, each Cayman Fund agrees that the Bank shall have no obligation to perform PFIC reporting under U.S. tax law.

(d) The Accounting Services set forth in this Section 1 of this Appendix C are intended to supplement the accounting services set forth in Section 5 of that certain Custody Services Agreement, dated as of March 23, 2010, by and among each Eaton Vance entity listed on Appendix A thereto and the Bank, in its capacity as custodian thereunder, as the same may be amended, restated, supplemented or modified from time to time.

6

2. REGISTRAR AND TRANSFER AGENCY SERVICES.

(a) The Bank shall act as registrar and transfer agent for the shares (each a “Share” and collectively, the “Shares”) of each class of share capital of a Cayman Fund as may be authorized and issued from time to time, as dividend disbursing agent, and as relevant agent in connection with accumulation, open account or similar plans, including, without limitation, any periodic investment plan or periodic withdrawal program, in each case in accordance with the provisions of such Cayman Fund’s Constitutive Documents and further in accordance with such written procedures, if any, as may be adopted by the board of directors of such Cayman Fund (the “Board of Directors”) from time to time. Subject to the Constitutive Documents and the direction of the Board of Directors as aforesaid, the Bank shall in such capacity:

(i) Receive and process orders for the purchase of Shares authorized pursuant to the Constitutive Documents of such Cayman Fund and promptly deliver appropriate data (including payment instructions) in respect of accepted orders to such Cayman Fund or its agent;

(ii) Pursuant to purchase orders accepted by a Cayman Fund, establish accounts for the shareholders of such Cayman Fund (individually, a “Shareholder” and collectively, the “Shareholders”), issue the appropriate number of Shares and hold such Shares in the appropriate accounts;

(iii) Receive and process redemption requests and redemption directions and deliver appropriate data in respect thereof to the applicable Cayman Fund or its agent;

(iv) In respect to the transactions in items (i), (ii) and (iii) above, the Bank shall be authorized to execute such transactions directly with the entity acting as distributor of the Cayman Fund from time to time (the “Distributor”) or with any sub-distributor or broker dealer which has entered into a written selling agreement with the Distributor and which shall thereby be deemed to be acting on behalf of such Cayman Fund;

(v) Wire or cause to be wired to redeeming Shareholders, pursuant to the standing instructions of such Shareholders contained in such Shareholders’ subscription agreements with a Cayman Fund, redemption monies made available by such Cayman Fund or its agent;

(vi) Prepare and transmit payments for dividends and distributions declared by a Cayman Fund pursuant to the standing instructions contained in the Shareholders’ subscription agreements with such Cayman Fund;

(b) Subject to the Constitutive Documents of a Cayman Fund, effect transfers of Shares by the registered owners thereof upon receipt of appropriate documentation in respect thereof;

(i) Maintain records of account and advise such Cayman Fund and the Shareholders as to the foregoing;

7

(ii) Maintain a register of shareholders of a Cayman Fund (the “Register of Shareholders”) in accordance with applicable law and the Constitutive Documents of such Cayman Fund; record the issuance and redemption of Shares and maintain a record of the total number of Shares of such Cayman Fund which are authorized (based upon data provided to it by such Cayman Fund) and issued and outstanding. The Bank shall also provide the Cayman Funds on a regular basis with the total number of Shares which are authorized and issued and outstanding. The Bank shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of such Cayman Fund;

(iii) Upon the written request of the Distributor of a Cayman Fund, forward or cause to be forwarded copies of the Offering Memorandum and other subscription materials to the Distributor or to brokers dealers contracting with the Distributor to solicit subscriptions for Shares of such Cayman Fund; and

(iv) Upon receipt of written instructions from the Distributor, calculate and remit to the Distributor or to broker dealers identified by the Distributor the proceeds from any front end sales charge and/or any contingent deferred sales charge imposed on the issue and redemption of the Shares, as specified in the Offering Memorandum.

(c) In addition to and neither in lieu nor in contravention of the services set forth in the preceding paragraph, the Bank shall: perform the customary services of a transfer agent, dividend disbursing agent, and, as relevant, agent in connection with accumulation, open account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, mailing Shareholder reports and Offering Memoranda to current Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information.

(d) The Bank shall provide such additional transfer agency services on behalf of the Cayman Funds as may be agreed upon in writing by the Cayman Funds and the Bank from time to time.

2.	GENERAL ADMINISTRATIVE SERVICES.

(a) The Bank shall provide the principal place of business of each Cayman Fund in the Cayman Islands and shall provide the following general administrative services in accordance with such procedures, if any, as may be established by the Cayman Funds and the Bank from time to time:

(i) prepare and maintain the books and records of each Cayman Fund in accordance with the Constitutive Documents and applicable law;

(ii) deal with and answer all correspondence from or on behalf of the Shareholders relating to the functions of the Bank under this Agreement and respond to, or refer to the Board of Directors, all other Shareholder inquiries relating to such Cayman Fund;

(iii) prepare for review and approval by the Board of Directors financial information for each Cayman Fund’s semi annual and annual reports, proxy statements and other communications required or otherwise to be sent to the Shareholders, and arrange for the printing and dissemination of such reports and communications to Shareholders;

8

(iv) maintain mailing lists and dispatch all notices of meetings, reports, financial statements and other written materials to all persons entitled to receive the same under the Constitutive Documents as a Cayman Fund may require;

(v) prepare each Cayman Fund’s expense budget and submit for approval by the Board of Directors of such Cayman Fund and arrange for payment of such Cayman Fund’s expenses;

(vi) provide such periodic testing of portfolios as may be mutually agreed upon in writing by a Cayman Fund and the Bank from time to time to assist such Cayman Fund’s investment manager of a Cayman Fund designated by such Cayman Fund to the Bank in complying with the investment limitations contained in the Constitutive Documents and such other investment restrictions to which such Cayman Fund may be subject from time to time;

(vii) prepare for review and approval by the Board of Directors of a Cayman Fund such reports and filings as may be required by any stock exchange upon which Shares of such Cayman Fund are listed or any governmental or regulatory authority with jurisdiction over such Cayman Fund, in each case as may be mutually agreed upon in writing by such Cayman Fund and the Bank from time to time, and arrange for the filing of the same with the appropriate exchange or authority;

(viii) maintain such Cayman Fund’s general corporate calendar;

(ix) organize, attend and prepare minutes of Shareholder meetings; and

(x) act as may be required by a Cayman Fund from time to time as proxy agent in connection with the holding of meetings of Shareholders, receive and tabulate votes cast by proxy and communicate to such Cayman Fund the results of such tabulation accompanied by appropriate certificates.

(b) The Bank shall provide such additional administrative services to Cayman Fund as may be agreed upon in writing by such Cayman Fund and the Bank from time to time.

9

AMENDED AND RESTATED SERVICES AGREEMENT

Amended and Restated Services Agreement (the “Agreement”) made as of September 1, 2010 by and between each entity or series thereof listed on Appendix A hereto (each referred to herein as the “Fund”), and State Street Bank and Trust Company, a Massachusetts trust company (the “Bank”).

WHEREAS, the Fund and Investors Bank & Trust Company (“IBT”) entered into a Services Agreement for administration services dated August 31, 2005, as amended (the “Services Agreement”);

WHEREAS, IBT merged with and into the Bank effective July 2, 2007, with the result that the Bank now serves as administrator under the Services Agreement;

WHEREAS, the Fund has requested that the Bank amend and restate the Services Agreement and the Bank has agreed to do so, notwithstanding that this Agreement is not identical to the form of administration services agreement customarily entered into by the Bank as administrator, in order that the administration services to be provided to the Fund by the Bank, as successor by merger to IBT, may continue to be provided to the Fund in a predictable manner; and

WHEREAS, the Fund which is a registered investment companies under the Investment Company Act of 1940, as amended (the “1940 Act”), desires to retain the Bank to render certain administrative services to the Fund, and the Bank is willing to render such services described herein pursuant to this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein set forth, it is agreed between the parties hereto as follows:

1. Appointment

The Fund hereby appoints the Bank to render certain services described herein on the terms set forth in this Agreement. The Bank accepts such appointment and agrees to render the services in accordance with the terms herein. In the event that one or more additional Funds are established that wish to retain the Bank to act as administrator hereunder, such Fund shall notify the Bank in writing. Upon written acceptance by the Bank, such Fund(s) shall become subject to the provisions of this Agreement to the same extent as the existing Funds, except to the extent that such provisions (including those relating to compensation and expenses payable) may be modified with respect to such Fund in writing by the applicable Fund and the Bank at the time of the addition of such Fund.

2. Delivery of Documents

The Fund will make available to the Bank upon request copies of each of the following:

(a) Its organizational documents and all amendments thereto (the “Charter”);

(b) Its by-laws and all amendments thereto (the “By-Laws”);

(c) Its most recent Registration Statement on Form N-1A or N-2A (the “Registration Statement”) under the Securities Act of 1933 and under the Investment Company Act of 1940, as amended (the “1940 Act”) and all amendments thereto or other registration document, if applicable;

(d) Its most recent prospectus and statement of additional information (the “Prospectus”); and

(e) Such other certificates, documents or opinions as may mutually be deemed necessary or appropriate for the Bank in the proper performance of its duties hereunder.

3. Duties of the Bank

Subject to the supervision and direction of the Fund, the Bank will perform the services described in Appendix B. The Bank may, from time to time, perform additional duties and functions, which shall be set forth in an amendment to this Agreement.

In performing all services under this Agreement, the Bank shall act in conformity with the Charter and By-Laws and applicable law, as the same may be amended from time to time. Instructions will be provided to the Bank by the Fund’s Treasurer or Assistant Treasurer or by designated employees of the Fund’s investment adviser or administrator, Eaton Vance Management (“Eaton Vance”) (such instructions, “Proper Instructions”). For funds domiciled outside the United States, the Bank acknowledges that instructions may also be provided by an offshore shareholder servicing agent. Notwithstanding any item discussed herein, the Bank has no discretion over the Fund’s assets or choice of investments and cannot be held liable for any problem relating to such investments.

4. Duties of the Fund

The Fund agrees to make its legal counsel available to the Bank for instruction with respect to any matter of law arising in connection with the Bank’s duties hereunder at the expense of the Fund, and the Fund further agrees that the Bank shall be entitled to rely on such instruction without further investigation on the part of the Bank.

5. Fees and Expenses

(a) For the services rendered by the Bank hereunder, the Fund will pay to the Bank such fees at such rate as shall be agreed upon in writing by the parties from time to time. The Fund will also pay or reimburse the Bank from time to time for any necessary and proper disbursements, expenses and charges made or incurred by the Bank in the performance of this Agreement (including any duties listed on any Appendix or Schedule hereto, if any) including any indemnities for any loss, liabilities or expense to the Bank as provided herein. The Bank also will be entitled to reimbursement by the Fund for all reasonable expenses incurred in connection with termination of this Agreement and any conversion or transfer work performed as agreed in writing by the parties in connection therewith;

2

(b) Fees and expenses will be calculated and paid monthly;

(c) The Bank shall not be required to pay any expenses incurred by the Fund; and

(d) In the case of the following transactions, not in the ordinary course of business, namely, the merger of the Fund into, or the consolidation of the Fund with, any other investment company or series thereof, the sale the Fund of all, or substantially all, of its assets to another investment company or series thereof, or the liquidation or dissolution of the Fund and distribution of its assets, upon the payment of the fees, disbursements and expenses of the Bank through the then remaining term of this Agreement, the Bank will complete all actions reasonably necessary to implement such merger, consolidation or sale upon receipt of Proper Instructions. Upon completion of such actions and the payment of all such fees, disbursements and expenses of the Bank, this Agreement will terminate with respect to the Fund and the Bank shall be released from any and all obligations hereunder, provided, however, the provisions of Sections 5, 6, 7, 9, 10 and 12 of this Agreement shall continue in force indefinitely.

6. Limitation of Liability

(a) The Bank, its directors, officers, employees and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof by the Bank or its employees. The Fund will indemnify the Bank, its directors, officers, employees and agents against and hold it and them harmless from any and all losses, claims, damages, liabilities or expenses (including legal fees and expenses) resulting from any claim, demand, action or suit (i) arising out of the actions or omissions of the Fund, including but not limited to, inaccurate Daily Sales Reports and misidentification of Exempt Transactions; (ii) arising out of the offer or sale of any securities of the Fund in violation of (x) any requirement under the federal securities laws or regulations, (y) any requirement under the securities laws or regulations of any state, or (z) any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such securities; or (iii) not resulting from the willful misfeasance, bad faith or negligence of the Bank in the performance of such obligations and duties or by reason of its reckless disregard thereof;

(b) The Bank will indemnify the Fund, its trustees or directors, officers, employees and agents against and hold it and them harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable legal fees and expenses) where such loss, claim, demand, action or suit brought against the Fund arises as a direct result, and to the extent, of the Bank’s failure to exercise the standard of care in Section 6(a) above, and not from the willful misfeasance, bad faith or negligence of the Fund;

(c) Conduct of Claims

(i) In the event of any claim of indemnification, the indemnified party shall give reasonably prompt written notice thereof to the indemnifying party after it receives notice of a claim or liability being asserted, but the failure to do so shall not relieve the indemnifying party from any liability except to the extent that it is materially prejudiced by the failure or delay in giving such notice. Such notice shall summarize the bases for the claim for indemnification and any claim or liability being asserted. Within fifteen (15) days after receiving any such notice, the indemnifying party shall give written notice to the indemnified party stating whether it disputes the claim for indemnification and whether it will defend against any claim or liability at its own cost and expense. If the indemnifying party fails to give notice that it disputes an indemnification claim within fifteen (15) days after the receipt of notice thereof, it shall be deemed to have accepted and agreed to indemnify the claim.

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(ii) The indemnifying party shall be entitled to direct the defense against a claim or liability with counsel selected by it (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld) as long as the indemnifying party is conducting a good faith and diligent defense. The indemnified party shall at all times have the right to fully participate in the defense of a claim or liability at its own expense directly or through counsel; provided, however, that if the named parties to the action or proceeding include both the indemnifying party and the indemnified party, and the indemnified party is advised that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the indemnified party may engage separate counsel at the expense of the indemnifying party. If no such notice of intent to dispute and defend a claim or liability is given by the indemnifying party, or if such good faith and diligent defense is not being or ceases to be conducted by the indemnifying party, the indemnified party shall have the right, at the expense of the indemnifying party, to undertake the defense of such claim or liability (with counsel selected by the indemnified party), and to compromise or settle it, exercising reasonable business judgment. If the claim or liability is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available such information and assistance as the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense, at the expense of the indemnifying party. The indemnifying party shall have the right to settle any claim or liability without the consent of the indemnified party, provided that the settlement (i) fully releases the indemnified party from any liability and provides no admission of wrongdoing; (ii) does not subject the indemnified party to additional obligation, whether financial or otherwise (other than the payment of damages indemnified hereunder); and (iii) the indemnified party receives five days advance notice of the settlement. In the event that any such settlement does not meet the requirements of (i) and (ii), then the indemnified party must consent to such settlement in writing, which consent shall not be unreasonably withheld, conditioned or delayed.

(d) The Bank may apply to the Fund at any time for instructions and may consult counsel for the Fund, or its own counsel, and with Fund accountants and other Fund experts with respect to any matter arising in connection with its duties hereunder, and the Bank shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction, or with the opinion of such counsel, accountants, or other experts. The Bank shall not be liable for any act or omission taken or not taken in reliance upon any Proper Instruction which it reasonably believes to be genuine and to be signed or presented by the proper person or persons. The Bank shall not be held to have notice of any change of authority of any officers, employees, or agents of the Fund until receipt of written notice thereof has been received by the Bank from the Fund;

(e) In the event the Bank is unable to perform, or is delayed in performing its obligations under the terms of this Agreement because of acts of God, strikes, legal constraint, government actions, war, emergency conditions, interruption of electrical power or other utilities, equipment or transmission failure or damage reasonably beyond its control or other causes reasonably beyond its control, the Bank shall not be liable to the Fund for any damages resulting from such failure to perform, delay in performance, or otherwise from such causes;

(f) Notwithstanding anything to the contrary in this Agreement, in no event shall the Bank be liable for special, incidental or consequential damages, even if advised of the possibility of such damages;

(g) The Bank expressly acknowledges the provisions in certain of the Fund’s declarations of trust limiting the personal liability of the trustees, officers, agents and shareholders of the Fund; and the Bank agrees that it shall have recourse only to the assets of the relevant Fund for the payment of claims or obligations as between the Bank and the Fund arising out of this Agreement and the Bank shall not seek satisfaction of any such claim or obligation from the trustees, officers, agents or shareholders of the Fund; and

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(h) This Agreement shall constitute a separate agreement between the Fund and the Bank. None of the rights or obligations of the Fund shall inure to the benefit of or be binding upon, as the case may be, any other Fund, and the rights and obligations of the Fund shall be construed in each case as if the Fund and the Bank had entered into this Agreement in a separate written instrument.

7. Termination of Agreement

(a) The term of this Agreement shall continue through August 31, 2013, provided that either party hereto may terminate this Agreement prior to its expiration in the event the other party violates any material provision of this Agreement, provided that the violating party does not cure such violation within sixty (60) days of receipt of written notice from the non-violating party of such violation and provided further that if it is determined by the non-breaching party that such violation may not be reasonably cured, then such party may terminate this Agreement upon notice in writing to the breaching party that the non-breaching party does not believe that such violation may be cured; and

(b) At any time after the termination of this Agreement, the Fund may, upon written request, have reasonable access to the records of the Bank relating to its performance of its duties hereunder.

8. Miscellaneous

(a) Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or the Bank shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

To the Fund:

Eaton Vance Management

Two International Place

Boston, MA 02110

Attn: Fund Treasurer

To the Bank:

State Street Bank and Trust Company

P.O. Box 5049

Boston, MA 02206-5049

Attn: Fund Administration Legal Department

Fax: 617-662-3805

(b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party;

(c) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions;

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(d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument;

(e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect;

(f) The Bank shall act as an independent contractor hereunder, and shall not hold itself out as an agent of the Fund; and

(g) This Agreement may only be amended by a document executed by all effected parties.

9. Confidentiality

Both parties hereto agree that any non-public information obtained hereunder concerning the other party is confidential and may not be disclosed without the consent of the other party, except as may be required by applicable law or at the request of a governmental agency or self-regulatory organization. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, in addition to all other remedies at law or in equity, to an injunction or injunctions without bond or other security to prevent breaches of this provision. In addition, the parties further agree that any Non-Public Personal Information, as defined under section 248.3(t) of Regulation S-P (“Regulation S-P”), promulgated under Gramm-Leach-Bliley Act (the “Act”), disclosed by a party hereunder is for the specific purpose of permitting the other party to perform the services set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Regulation S-P and the Act and that it will not disclose any Non-Public Personal Information received in connection with this Agreement, to any other party, except as necessary to carry out the services set forth in this Agreement or as otherwise permitted by Regulation S-P or the Act.

10. Data Security

The Bank will implement and maintain a written information security program, in compliance with the laws of The Commonwealth of Massachusetts and any other applicable laws and regulations, that contains appropriate security measures to safeguard the personal information of the Fund’s shareholders, employees, trustees and/or officers that the Bank receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder. For these purposes, “personal information” shall mean (i) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (a) social security number, (b) drivers license number, (c) state identification card number, (d) debit or credit card number, (e) financial account number; or (f) personal identification number or password that would permit access to a person’s account or (ii) any combination of the foregoing that would allow a person to log onto or access an individual’s account. Notwithstanding the foregoing “personal information” shall not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

If the Bank discovers that unauthorized disclosure of Fund information in the possession of the Bank has occurred which requires notification to the Fund and the affected individuals under applicable law, then the Bank will, as soon as practicable, (i) notify the Fund and the affected individuals of such unauthorized disclosure to the extent required by applicable law, (ii) investigate and address the unauthorized disclosure, and (iii) advise the Fund as to the steps being taken that are reasonably designed

6

to prevent future similar unauthorized disclosures. The Bank agrees that this provision shall cover any of its affiliates that obtains access to personal information related to the Fund under this Agreement, and that the Bank will be liable to the Fund for the compliance of such persons with this provision. This provision will survive termination or expiration of the Agreement for so long as the Bank continues to possess or have access to personal information related to the Fund.

11. Use of Name

The Fund shall not use the name of the Bank or any of its affiliates in any prospectus, sales literature or other material relating to the Fund in a manner not approved by the Bank prior thereto in writing; provided however, that the approval of the Bank shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided further, that in no event shall such approval be unreasonably withheld or delayed.

12. Merger of Agreement

This Agreement constitutes the entire agreement of the parties hereto and supersedes any prior agreement with respect to any of the subject matter hereof whether oral or written.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first above written.

EACH FUND LISTED ON APPENDIX A

By:	/s/ Barbara E. Campbell
Name: Barbara E. Campbell
Title: Treasurer

STATE STREET BANK and TRUST COMPANY

By:	/s/ Michael F. Rogers
Name: Michael F. Rogers
Title: Executive Vice President

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APPENDIX A

STATE STREET SERVICES AGREEMENT

The purpose of this List is to establish a listing of investment companies (and series thereof) registered with the Securities and Exchange Commission, and other products and accounts that are managed, sponsored or owned by Eaton Vance Corp. and its affiliates (“Eaton Vance-sponsored accounts”) to which State Street Bank and Trust Company provides services under the Services Agreement. References in agreements between State Street and Eaton Vance-sponsored accounts to the categories of funds and accounts listed below shall be to this list, which shall be updated every month end.

EATON VANCE FUNDS REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION AND SUBSIDIARIES

EATON VANCE GROWTH TRUST
Eaton Vance Asian Small Companies Fund
Eaton Vance-Atlanta Capital Focused Growth Fund
Eaton Vance-Atlanta Capital SMID-Cap Fund
Eaton Vance Global Growth Fund
Eaton Vance Greater China Growth Fund
Eaton Vance Multi-Cap Growth Fund
Eaton Vance Worldwide Health Sciences Fund

EATON VANCE INVESTMENT TRUST
Eaton Vance AMT-Free Limited Maturity Municipal Income Fund
Eaton Vance California Limited Maturity Municipal Income Fund
Eaton Vance Massachusetts Limited Maturity Municipal Income Fund
Eaton Vance National Limited Maturity Municipal Income Fund
Eaton Vance New Jersey Limited Maturity Municipal Income Fund
Eaton Vance New York Limited Maturity Municipal Income Fund
Eaton Vance Pennsylvania Limited Maturity Municipal Income Fund

EATON VANCE MUNICIPALS TRUST
Eaton Vance Alabama Municipal Income Fund
Eaton Vance Arizona Municipal Income Fund
Eaton Vance Arkansas Municipal Income Fund
Eaton Vance California Municipal Income Fund
Eaton Vance Colorado Municipal Income Fund
Eaton Vance Connecticut Municipal Income Fund
Eaton Vance Georgia Municipal Income Fund
Eaton Vance Kentucky Municipal Income Fund
Eaton Vance Louisiana Municipal Income Fund
Eaton Vance Maryland Municipal Income Fund
Eaton Vance Massachusetts Municipal Income Fund
Eaton Vance Michigan Municipal Income Fund
Eaton Vance Minnesota Municipal Income Fund
Eaton Vance Missouri Municipal Income Fund
Eaton Vance National Municipal Income Fund
Eaton Vance New Jersey Municipal Income Fund
Eaton Vance New York Municipal Income Fund
Eaton Vance North Carolina Municipal Income Fund
Eaton Vance Ohio Municipal Income Fund
Eaton Vance Oregon Municipal Income Fund
Eaton Vance Pennsylvania Municipal Income Fund
Eaton Vance Rhode Island Municipal Income Fund
Eaton Vance South Caroline Municipal Income Fund
Eaton Vance Tennessee Municipal Income Fund
Eaton Vance Virginia Municipal Income Fund

EATON VANCE MANAGED INCOME TERM TRUST (registration pending/not currently offered)
2019 Municipals
2029 Municipals
2019 Investment Grade Corporates
2019 Investment Grade Non-Financial Corporates

EATON VANCE MUNICIPALS TRUST II
Eaton Vance High Yield Municipal Income Fund
Eaton Vance Insured Municipal Income Fund
Eaton Vance Kansas Municipal Income Fund
Eaton Vance Tax-Advantaged Bond Strategies Intermediate Term Fund
Eaton Vance Tax-Advantaged Bond Strategies Long Term Fund
Eaton Vance Tax-Advantaged Bond Strategies Short Term Fund
Eaton Vance Tax-Advantaged Treasury Linked Strategies Fund (not currently offered)

EATON VANCE MUTUAL FUNDS TRUST
Eaton Vance AMT-Free Municipal Income Fund
Eaton Vance Build America Bond Fund
Eaton Vance Emerging Markets Local Income Fund
Eaton Vance Floating-Rate Fund
Eaton Vance Floating-Rate & High Income Fund
Eaton Vance Floating-Rate Advantage Fund
Eaton Vance Global Dividend Income Fund
Eaton Vance Global Macro Absolute Return Fund
Eaton Vance Global Macro Absolute Return Advantage Fund
Eaton Vance Government Obligations Fund
Eaton Vance High Income Opportunities Fund
Eaton Vance International Equity Fund
Eaton Vance International Income Fund
Eaton Vance Large-Cap Core Research Fund
Eaton Vance Low Duration Fund
Eaton Vance Multi-Strategy Absolute Return Fund
Eaton Vance Strategic Income Fund
Eaton Vance Structured Emerging Markets Fund
Eaton Vance Structured International Equity Fund
Eaton Vance Tax Free Reserves
Eaton Vance Tax-Managed Global Dividend Income Fund
Eaton Vance Tax-Managed Equity Asset Allocation Fund
Eaton Vance Tax-Managed Growth Fund 1.1
Eaton Vance Tax-Managed Growth Fund 1.2
Eaton Vance Tax-Managed International Equity Fund
Eaton Vance Tax-Managed Mid-Cap Core Fund
Eaton Vance Tax-Managed Multi-Cap Growth Fund
Eaton Vance Tax-Managed Small-Cap Fund
Eaton Vance Tax-Managed Small-Cap Value Fund
Eaton Vance Tax-Managed Value Fund
Eaton Vance U.S. Government Money Market Fund

EATON VANCE SERIES TRUST
Eaton Vance Tax-Managed Growth Fund 1.0

EATON VANCE SERIES TRUST II
Eaton Vance Income Fund of Boston
Eaton Vance Tax-Managed Emerging Markets Fund

ii

EATON VANCE SPECIAL INVESTMENT TRUST
Eaton Vance Balanced Fund
Eaton Vance Commodity Strategy Fund
Eaton Vance Dividend Builder Fund
Eaton Vance Emerging Markets Fund
Eaton Vance Enhanced Equity Option Income Fund
Eaton Vance Equity Asset Allocation Fund
Eaton Vance Greater India Fund
Eaton Vance Investment Grade Income Fund
Eaton Vance Large-Cap Growth Fund
Eaton Vance Large-Cap Value Fund
Eaton Vance Option Absolute Return Fund (to be effective with the SEC 9-20-2010)

EATON VANCE SPECIAL INVESTMENT TRUST (continued)
Eaton Vance Real Estate Fund
Eaton Vance Risk-Managed Equity Option Income Fund
Eaton Vance Short Term Real Return Fund
Eaton Vance Small-Cap Fund
Eaton Vance Small-Cap Value Fund
Eaton Vance Special Equities Fund
Eaton Vance Tax-Advantaged Bond Strategies Real Return Fund (not currently offered)

EATON VANCE VARIABLE TRUST
Eaton Vance VT Floating-Rate Income Fund
Eaton Vance VT Large-Cap Value Fund
Eaton Vance VT Worldwide Health Sciences Fund

CLOSED END FUNDS
Eaton Vance California Municipal Bond Fund
Eaton Vance California Municipal Bond Fund II
Eaton Vance California Municipal Income Trust
Eaton Vance Enhanced Equity Income Fund
Eaton Vance Enhanced Equity Income Fund II
Eaton Vance Floating-Rate Income Trust
Eaton Vance Limited Duration Income Fund
Eaton Vance Massachusetts Municipal Bond Fund
Eaton Vance Massachusetts Municipal Income Trust
Eaton Vance Michigan Municipal Bond Fund
Eaton Vance Michigan Municipal Income Trust
Eaton Vance Municipal Bond Fund
Eaton Vance Municipal Bond Fund II
Eaton Vance Municipal Income Trust
Eaton Vance National Municipal Opportunities Trust
Eaton Vance New Jersey Municipal Bond Fund
Eaton Vance New Jersey Municipal Income Trust
Eaton Vance New York Municipal Bond Fund
Eaton Vance New York Municipal Bond Fund II
Eaton Vance New York Municipal Income Trust
Eaton Vance Ohio Municipal Bond Fund
Eaton Vance Ohio Municipal Income Trust
Eaton Vance Pennsylvania Municipal Bond Fund
Eaton Vance Pennsylvania Municipal Income Trust
Eaton Vance Risk-Managed Diversified Equity Income Fund
Eaton Vance Risk-Managed Equity Income Opportunities Fund (not currently offered)
Eaton Vance Senior Floating-Rate Trust
Eaton Vance Senior Income Trust
Eaton Vance Short Duration Diversified Income Fund
Eaton Vance Tax-Advantaged Bond and Option Strategies Fund
Eaton Vance Tax-Advantaged Dividend Income Fund
Eaton Vance Tax-Advantaged Global Dividend Income Fund
Eaton Vance Tax-Advantaged Global Dividend Opportunities Fund
Eaton Vance Tax-Managed Buy-Write Income Fund
Eaton Vance Tax-Managed Buy-Write Opportunities Fund
Eaton Vance Tax-Managed Diversified Equity Income Fund
Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund
Eaton Vance Tax-Managed Global Diversified Equity Income Fund

iii

PORTFOLIO
Asian Small Companies Portfolio
Boston Income Portfolio
Build America Bond Portfolio
Dividend Builder Portfolio
Emerging Markets Local Income Portfolio
Emerging Markets Portfolio
Floating Rate Portfolio
Focused Growth Portfolio
Global Dividend Income Portfolio (formerly known as Dividend Income Portfolio)
Global Growth Portfolio
Global Macro Portfolio
Global Opportunities Portfolio
Global Macro Absolute Return Advantage Portfolio
Government Obligations Portfolio
Greater China Growth Portfolio
Greater India Portfolio
High Income Opportunities Portfolio
Inflation-Linked Securities Portfolio
International Equity Portfolio
International Income Portfolio
Investment Grade Income Portfolio
Investment Portfolio
Large-Cap Core Research Portfolio
Large-Cap Growth Portfolio
Large-Cap Value Portfolio
Multi-Cap Growth Portfolio
Multi-Sector Portfolio
Multi-Sector Option Strategy Portfolio
Senior Debt Portfolio
Small-Cap Portfolio
SMID-Cap Portfolio
Special Equities Portfolio
Tax-Managed Growth Portfolio
Tax-Managed International Equity Portfolio
Tax-Managed Mid-Cap Core Portfolio
Tax-Managed Multi-Cap Growth Portfolio
Tax-Managed Small-Cap Portfolio
Tax-Managed Small-Cap Value Portfolio
Tax-Managed Value Portfolio
Worldwide Health Sciences Portfolio

CAYMAN SUBSIDIARIES OF SEC REGISTERED FUNDS

Eaton Vance CSF Commodity Subsidiary, Ltd. (subsidiary of Eaton Vance Commodity Strategy Fund)

Eaton Vance DIF Commodity Subsidiary, Ltd. (subsidiary of Eaton Vance Multi-Strategy Absolute Return fund, formerly known as Eaton Vance Diversified Income Fund)

Eaton Vance EMLIP Commodity Subsidiary, Ltd. (subsidiary of Emerging Markets Local Income Portfolio)

Eaton Vance EVG Commodity Subsidiary, Ltd. (subsidiary of Eaton Vance Short Duration Diversified Income Fund)

Eaton Vance GMAP Commodity Subsidiary, Ltd. (subsidiary of Global Macro Absolute Return Advantage Portfolio)

Eaton Vance GMP Commodity Subsidiary, Ltd. (subsidiary of Global Macro Portfolio)

Eaton Vance GOP Commodity Subsidiary, Ltd. (subsidiary of Global Opportunities Portfolio)

Eaton Vance IIP Commodity Subsidiary, Ltd. (subsidiary of International Income Portfolio)

Eaton Vance MSP Commodity Subsidiary, Ltd. (subsidiary of Multi-Sector Portfolio)

Eaton Vance SIF Commodity Subsidiary, Ltd. (subsidiary of Eaton Vance Strategic Income Fund)

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EATON VANCE UNREGISTERED FUNDS

PRIVATE VEHICLES
Eaton Vance Cash Collateral Fund, LLC
Eaton Vance Cash Reserves Fund, LLC

OFFSHORE FUNDS
Eaton Vance International (Cayman Islands) Funds Ltd. (formerly Eaton Vance Medallion Funds Ltd.)
Eaton Vance International (Cayman Islands) Floating-Rate Income Fund (formerly Eaton Vance Medallion Floating-Rate Income Fund)
Eaton Vance International (Cayman Islands) Floating-Rate Income Portfolio (formerly Eaton Vance Floating-Rate Income Portfolio)
Eaton Vance International (Cayman Islands) Strategic Income Fund (formerly Eaton Vance Medallion Strategic Income Fund)

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Appendix B

State Street Bank and Trust

Summary of Services

Eaton Vance – 1940 Act Funds

Function	Service
Administration – Financial Reporting Services

General – Financial Reporting:

Establish financial statement production calendar.	Prepare financial statement production calendar and coordinate management review of same

Coordinate production calendars with appropriate parties (internal State Street parties and Eaton Vance Financial Reporting.)	Coordinate production calendar with State Street Fund Accounting and Tax and Eaton Vance. Distribute calendars to appropriate parties for comment.

Financial Statements and Notes:

Continuously monitor reporting process against the calendar and address potential timing issues with auditors and Eaton Vance.	Monitor status of financial statement production. Address any timing issues with Eaton Vance.

Review and approve shareholder report format and layout for new funds and provide changes to existing formats and layouts.	Modify report layout and design as directed. Use reasonable commercial efforts to effect any changes requested within thirty days prior to financial reporting period end.

Ensure financial statements are presented in accordance with generally accepted accounting principles (GAAP) and SEC Rules and Regulations (S-X). Financial Statements include statement of assets and liabilities, statements of operations, statement of changes, cash flows, supplementary data and selected per share data and ratios.	Prepare financial statements in accordance with GAAP and SEC Rules and Regulations for investment companies. Coordinate any required tax and expense adjustments.

Function	Service
Review financial statement and footnote disclosures for content and completeness; update for any new FASB, SOP, etc.	Process all changes and comments to the financial statement templates and footnote library. Review prior period financial statements and notes. Discuss any required reporting changes with Eaton Vance.

Produce up to four drafts of financial statements for each semi-annual and annual reporting cycle. Distribute financial statement drafts.	Generate financial statements available to Eaton Vance via laser printing or electronic mail. Distribute financial statement drafts to appropriate parties.

Process comments/edits to the shareholder report.	Make edits to the financial statement and notes based on comments from relevant parties. Assist in the resolution of audit and reporting issues.

Prepare MD&A, President’s Letter, graphics, charts, cover art work, etc.	N/A. To be coordinated by Eaton Vance.

Book final adjustments/closing entries.	Provide Fund Accounting with adjustments. Review posting and closing entries.

Coordinate printing of shareholder reports:

Coordinate distribution of the clearance draft and facilitate any questions on the SALT (blueline) draft of the shareholder report coordinated by Eaton Vance. Eaton Vance approves shareholder reports printing.	Transmit shareholder report files to the printer, Bowne, for creation of postscript draft. Process all changes and comments to the financial statements with the printer through the clearance draft.

Coordinate mailing of shareholder reports.	N/A. To be coordinated by Eaton Vance.

Convert financial statements into appropriate filing format and file with the SEC via Edgar on form N-CSR.	Coordinate Edgar conversion with printer and filing with the SEC via Edgar, including wrappers and certifications provided by Eaton Vance. Review printer provided Edgar documents to verify inclusion of financial statements for applicable series/class filings. Request Bowne to file Form N-CSR with the SEC, upon authorization from Eaton Vance. Provide acknowledgement to Eaton Vance of filing Form N-CSR with the SEC.

Function	Service
Portfolio of Investments:

Establish and maintain a security master database with financial statement security descriptions, industry classifications, etc.	Security information will be provided by external data service vendors. Update and edit security library.

Identify/edit portfolio footnote disclosures (non-income producing, fair valued securities, when issued securities, geographic concentration, defaulted securities, segregation assets, off B/S securities, etc.)	Identify non-income producing securities. Provide financial data for footnote disclosures in footnotes and request necessary information provided by Eaton Vance. Identify collateral securing futures contracts at period end.

Financial Accounting Standard 157 (Codification ASC Topic 820) reporting services.	In coordination with State Street Fund Accounting, classify the portfolio assets of each Fund and provide the following reports to Eaton Vance: Holdings Report; Roll Forward Report; Tracking Report and Exception Report.

Prepare Quarterly N-Q Filing with SEC; produce draft on 1st and 3rd quarters for filing with SEC.	Generate Portfolio of Investment draft. Process draft comments. Request the printer to attach wrappers and certifications to Portfolio and verify inclusion. Request printer to file with SEC upon authorization from Eaton Vance.

Administration-Tax Services:

ROCSOP (Return Of Capital Statement Of Position) Calculations/Financial Statement Tax Disclosures.	Prepare ROCSOP and Financial Statement Tax Disclosures – provide audit firm with the ROCSOP and Disclosures for review, apply any audit comments and provide final numbers to the State Street Financial Reporting manager.

Mixed Straddle Accounts (MSA) for select funds noted on Appendix A.	Prepare a daily MSA calculation and provide EV with the YTD results on the 10th business day of each month as of the prior month end.

Monthly Tax Reporting for select funds noted on Appendix A.	Prepare a monthly tax provision.

Function	Service
APS Testing	On a daily basis, State Street monitors asset coverage and basic maintenance amount results for compliance with Fund By-laws. Reports are issued weekly to Eaton Vance and monthly to the funds’ rating agencies. Eaton Vance will notify State Street of any changes to testing criteria, provide data not available to State Street for testing eligibility criteria, review and resolve, as necessary, any potential compliance exceptions identified

817(h) Testing	At each fiscal quarter end, State Street will test variable trust funds for compliance with tax diversification requirements of section 817(h) of the Internal Revenue Code. Eaton Vance will review and resolve, as necessary, any potential compliance exceptions identified.

Annual REIT adjustment for Eaton Vance Real Estate Fund.	Calculate and facilitate the booking of REIT adjustment for long-term re-class, return of capital and QDI percentage. Make adjustment to Annual Financial Statement and ensure the tax lot holdings report is adjusted for lot level return of capital.

Administration – Other Treasury Services

Annual Acquired Fund Fees and Expenses Calculation.	For open-ended funds, State Street calculates acquired fund fees and expenses annually in conjunction with the prospectus updates. Eaton Vance reviews and signs-off on the calculations and provides any missing data or methodology decisions to State Street for the calculation. Eaton Vance establishes production calendar and identifies funds that have a prospectus update.

Citibank Conduit Credit Agreement Compliance Reporting	State Street monitors the bank borrowing and 1940 Act asset coverage tests for the Eaton Vance Limited Duration Income Fund, Eaton Vance Senior Income Trust and Senior Debt Portfolio, on a weekly basis and at month end under Citibank Credit Agreements dated April 11, 2008, November 9, 1998 and February 16, 2007, respectively, each as have been and may be amended from time to time. State Street’s monitoring is based upon the pre-programmed asset coverage templates provided by Citibank for the components of the testing. State Street is not performing any monitoring of other credit agreement restrictions.

State Street Bank and Trust Company Credit Agreement Compliance Reporting	State Street monitors the bank borrowing base and 1940 Act asset coverage tests for the Eaton Vance Short Duration Diversified Income Fund, Eaton Vance Senior Floating-Rate Income Trust and Eaton Vance Floating Rate Income Trust, on a weekly basis and at month end, under State Street Credit Agreements dated February 9, 2009, March 31, 2009 and March 31, 2009, respectively, each as have been and may be amended from time to time. State Street’s monitoring is based upon Annex 1 to Exhibit D, “Form of Borrowing Base Report” as referenced in each Credit Agreement. State Street is not performing any monitoring of other credit agreement restrictions.

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